                                                                   EXHIBIT 10.29


                              EMPLOYMENT AGREEMENT



                 THIS AGREEMENT made and entered into effective on the 1st day of April, 1996 (the "Effective Date"), by and between TETRA Technologies, Inc., a Delaware corporation with its principal office at 25025 I-45 North, 6th Floor, The Woodlands, Texas (the "Company"), and Allen T. McInnes
("Executive").

                              W I T N E S S E T H:

                 WHEREAS, the Company wishes to secure the services of Executive subject to the contractual terms and conditions set forth herein; and

                 WHEREAS, Executive is willing to enter into this Agreement upon the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

         1. Employment. During Executive's Term of Employment (as hereinafter defined), the Company shall employ Executive, and Executive shall serve, as Chief Executive Officer and President of the Company.

         2. Term of Employment. Executive's "Term of Employment" as used herein, shall be for a period of four years beginning as of the Effective Date and ending on the fourth anniversary of the Effective Date (the "Primary Term"), unless earlier terminated pursuant to the provisions of this Agreement. The Term of Employment shall thereafter automatically renew from year to year for additional one year terms (the "Renewal Term") unless either party shall serve six months advance written notice upon the other party prior to the beginning of any Renewal Term of its election not to extend the term of employment for an additional one year term, whereupon the Term of Employment shall terminate on the last day of the existing term.

         3.      Compensation.

                 A. Base Salary. The Company shall pay or cause to be paid to Executive during his Term of Employment a base salary of $285,000 per annum for his services under this Agreement (the "Base Salary") payable in accordance with the Company's normal payroll practices and prorated for partial years of employment. The Executive's Base Salary shall be subject to annual review by the





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Compensation Committee of the Board of Directors of the Company and may be
increased (but not decreased) from time to time, depending upon the performance of the Company and Executive.

                 B. Annual Bonus. During the Term of Employment, Executive shall be eligible to participate in the annual bonus program maintained by the Company in accordance with the terms of the bonus program. The annual bonus program is determined and administered each year by the Compensation Committee of the Board of Directors in its discretion. Executive shall accrue no entitlement to a bonus until actual payment occurs.

                 C. Option Award. Effective as of the Effective Date, the Company has awarded Executive, pursuant to the TETRA Technologies, Inc. 1990 Stock Option Plan (the "1990 Plan"), a stock option (the "Option") in the form attached hereto as Exhibit A, to acquire a total of 284,977 shares of common stock of the Company ("Stock") at an exercise price of $16.875 per share, with 100,000 shares of Stock subject to the Option to be purchasable as of the Effective Date, 100,000 shares of Stock subject to the Option to be purchasable as of the first anniversary of the Effective Date, and 84,977 shares of Stock subject to the Option to be purchasable as of the second anniversary of the Effective Date, subject to the terms and provisions of the 1990 Plan and the option agreement attached hereto. The Option shall be treated as an incentive stock option to the extent possible under applicable tax law. Subject to the other terms and provisions of the 1990 Plan, the Option shall have a term of ten years. Executive acknowledges that the Compensation Committee of the Board of Directors has full discretionary authority to administer and interpret the 1990 Plan and to make option awards thereunder and has exercised that authority to award the option described in this Section 4.B. and the option agreement attached hereto.

         4. Duties and Responsibilities of Executive. During the Term of Employment, Executive shall devote his services full time to the business of the Company and perform the duties and responsibilities assigned to him to the best of his ability and with reasonable diligence. In determining Executive's duties and responsibilities, the Board of Directors of the Company (the "Board") shall act in good faith and shall not assign duties and responsibilities to Executive that are not appropriate or customary with respect to the position of Executive hereunder. Executive will not participate in any planning, operation or management of any activity competitive with the Company's interest and will not otherwise engage in any activity potentially in conflict with the interest of the Company except as authorized in writing by the Board; provided, however, that the Company hereby agrees (i) that Executive may continue to serve in his capacity as Chairman of the Board of Directors of TGC Industries, Inc. ("TGC") and of its subsidiary Tidelands Geophysical Company, Inc. ("Tidelands") indefinitely, and (ii) that Executive may continue to serve in his capacity as Chief Executive Officer of TGC for a reasonable time until an appropriate transition can be effected. This paragraph 4 shall not be construed as preventing Executive from engaging in reasonable volunteer services for charitable, educational or civic organizations provided that such activity is not competitive with the Company's interest, or from owning stock in public corporations. Executive affirms that he is not subject to any agreement, written or oral, with TGC, Tidelands or any other entity that would conflict with or otherwise interfere with Executive's ability to carry out his obligations under this Agreement.





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         5.      Termination of Employment.

                 A. Termination by the Company Without Cause. If Executive's services hereunder shall be terminated by the Company during the Primary Term or Renewal Term and prior to any "Change of Control" for any reason other than "Cause" (as such terms are hereinafter defined), Executive shall be entitled to receive, and the Company shall be obligated to pay, his Base Salary as in effect on termination of employment for the remainder of the Primary Term or Renewal Term, as applicable, as if there had been no termination. The Company shall have no other obligation to Executive following any termination by the Company without Cause, and Executive shall no longer participate in any benefit plans or programs sponsored by the Company except to the extent provided under the terms of such plans or programs.

                 B.       Termination by the Company For Cause or Substantial
Cause.

                 (i) The Company may terminate Executive's employment for Cause or Substantial Cause. In such event, all payments of compensation under this Agreement shall cease forthwith and Executive shall thereafter be entitled to only that Base Salary then being paid to him that is earned through the date Executive is terminated for Cause or Substantial Cause.

                 (ii) Termination shall be for "Cause" only if termination occurs prior to a "Change of Control" (as hereinafter defined) and is based on (i) a material act or acts of dishonesty on the part of Executive that adversely affects the Company, (ii) a material breach by Executive during the Primary Term or Renewal Term of the provisions of paragraphs 4, 8 or 9, or (iii) the continuing and material failure of Executive to fulfill his obligations under this Agreement.

                 (iii) Termination shall be for "Substantial Cause" only if termination occurs on or after the date of a Change of Control and because (a) the Executive is convicted of a felony involving moral turpitude; (b) the Executive commits a willful serious act of fraud, misappropriation or embezzlement intending to enrich himself at the expense of the Company or any affiliated entity; or (c) the Executive, in carrying out his duties and responsibilities under this Agreement, is guilty of willful misconduct or gross neglect that results in material harm to the Company or any affiliated entity, unless such conduct was reasonably believed by the Executive in good faith to be in the best interests of the Company. In each case, the existence of Substantial Cause must be confirmed by written notice signed by a majority of the Board prior to any termination therefor.

                 C.       Termination Subsequent to Change of Control.

                 (i) If a Change of Control of the Company shall occur and at any time on or after that date the Executive shall elect to terminate his employment hereunder for "Good Reason" (as hereinafter defined) or Executive's employment is terminated by the Company without Substantial Cause, then the Executive shall be entitled to receive, and the Company shall be obligated to pay, the Base Salary then being paid to him until the stated expiration date of the





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         Primary Term or Renewal Term in effect at the date of termination. The
         Company shall have no other obligation to Executive following any termination on or after a Change of Control by the Executive for Good Reason or by the Company without Substantial Cause, and Executive shall no longer participate in any benefit plans or programs sponsored by the Company except to the extent provided under the terms of such plans or programs.

                 (ii) A "Change of Control" shall be deemed to have occurred on the first day following April 1, 1996 upon which any person or group of persons or entity or group of entities acquires either (i) direct or indirect voting power sufficient to elect a majority of the directors of the Company or (ii) stock or assets of some or all of the Company's business or operating units or affiliates comprising 60% or more of the total assets of the Company and its affiliates on a consolidated basis (as shown on the Company's financial statements for the immediately preceding fiscal year).

                 (iii) A termination of employment is for "Good Reason" if such termination of employment occurs on or after the date of a Change of Control and follows either

                          (a) a significant diminution in the duties and responsibilities of the Executive immediately prior to the date of the Change of Control or the assignment to the Executive of any duties materially inconsistent with the Executive's duties immediately prior to the Change of Control or a substantial change in the Executive's reporting responsibilities as in effect immediately prior to the Change of Control, without the Executive's express written consent; or any removal of the Executive from or any failure to re-elect the Executive to any office of the Company held by the Executive immediately prior to the Change of Control, except in connection with promotions to higher office;

                          (b) a reduction in the Executive's Base Salary from that in effect immediately prior to the Change of Control;

                          (c) the failure of the Company substantially to maintain and to continue the Executive's relative level of participation in or opportunities under the same or substantially comparable bonus, stock incentive programs, retirement and welfare benefit plans as provided immediately prior to the Change of Control;

                          (d) the failure of the Company substantially to provide and continue for the Executive the same or substantially comparable fringe benefits as provided immediately prior to the Change of Control;

                          (e) the Company's requiring the Executive to be based anywhere other than in or within 50 miles of the Executive's principal place of





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                 employment at the time of the Change of Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's prior business travel obligations or, in the event the Executive consents to relocation, the failure of the Company to pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change in the Executive's principal residence in connection with such relocation, and to indemnify the Executive against any loss realized in the sale of the Executive's principal residence in connection with any such change of residence; or

                          (f) the failure of the Company to obtain the assumption of this Agreement by any successor as contemplated by Section 14 below.

                 D. Other Termination. If Executive's services hereunder shall be terminated during the Term of Employment due to death, disability, retirement or resignation other than for Good Reason after the date of a Change of Control, his Base Salary shall cease as of the end of the month in which such event occurs, and upon such termination the Company shall have no further obligation to Executive and Executive shall no longer participate in any benefit plans or programs sponsored by the Company except to the extent provided under the terms of such plans and programs.

                 E. Effect of Termination. Notwithstanding any other provision of this Agreement to the contrary, Executive agrees that he will resign his position as a member of the Board upon his termination of employment for any reason.

         6. Reimbursement of Expenses. During Executive's Term of Employment, the Company shall pay or reimburse Executive for all reasonable travel, entertainment and other expenses paid or incurred by Executive in performing his obligations hereunder. In addition, the Company shall, during Executive's Term of Employment, pay or reimburse Executive for all reasonable club dues in accordance with a reasonable and customary program established by the Board for such purpose.

         7. Other Benefits. During the Term of Employment, Executive shall be entitled to participate and shall be included in any pension, profit-sharing, deferred compensation, or similar plan or program of the Company established by the Company, to the extent that he is eligible under the provisions of each such plan or program. Executive shall also be entitled to participate in any group insurance, hospitalization, medical, health and accident, life, dental, disability or similar plan or program established by the Company, to the extent that he is eligible under the provisions of each such plan or program. Executive shall be eligible for vacation and sick leave in accordance with standard Company policies. Executive agrees that the plans and programs described under this Section 7 do not include any bonus programs or stock option plans, such as the 1990 Plan.

         8.      Covenant Against Competition





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                 A.       Restrictive Covenant.  Executive agrees that during
the Restricted Period (as hereinafter defined), he will not in any manner, directly or indirectly, invest in, own, engage in or be employed by or render services or advice to any business or enterprise engaging in the Competitive Activities (as hereinafter defined) within the United States or within one hundred miles of any international location where the Company or any of its affiliates is operating. Competitive Activities shall mean (i) researching, developing, manufacturing, providing or marketing products or services of a nature (as hereinafter defined for purposes of this Section 8) researched, developed, manufactured, provided or marketed by the Company or any affiliated entity; (ii) hiring, attempting to hire, or assisting any other person or entity in hiring or attempting to hire any person employed by the Company or any affiliated entity; or (iii) soliciting, in competition with the Company or any affiliated entity, the business of any customer of the Company or any affiliated entity on behalf of whom the Company or any affiliated entity provided products or services at any time during the Executive's Term of Employment hereunder. As used in this Section 8, a product or service shall be deemed to be "of a nature" researched, developed, manufactured, provided or marketed by the Company or any affiliated entity if it is of the same or similar nature as a product or service of the Company or any affiliated entity or is an adaptation, improvement or development thereof. The Restricted Period is the period beginning as of the date of this Agreement and ending three years after the end of the last month for which Executive shall have been scheduled to receive any compensation in the form of Base Salary under this Agreement; provided, however, that in the event of a Change of Control, the Restricted Period shall end after the last month for which Executive shall have been scheduled to receive any compensation in the form of Base Salary under this Agreement. Ownership of stock in public corporations shall not be in violation of this provision.

                 B. Covenant Not to Solicit. The Executive shall not, directly or indirectly, during the Restricted Period, (a) take any action to solicit or divert any business or customers (or potential customers) away from the Company or any of its affiliates, (b) induce customers, potential customers, suppliers, agents or other persons under contract or otherwise associated or doing business with the Company or its affiliates to terminate, reduce or alter any such association or business with or from the Company or its affiliates and/or (c) induce any person in the employment of the Company or its affiliates or any consultant to the Company or its affiliates to (i) terminate such employment, or consulting arrangement, (ii) accept employment, or enter into any consulting arrangement, with anyone other than the Company or its affiliates, and/or (iii) interfere with the customers, suppliers, or clients of the Company or its affiliates in any manner or the business of the Company or its affiliates in any manner. For purposes of this Section 8.B, a "potential customer" shall mean a person or entity that the Company or its affiliates, as of the date the Executive's employment terminates, is actively soliciting for or in respect of any current, actively pending or contemplated business.

                 C. Reasonableness of Restrictions. Executive acknowledges that he has carefully read and considered the provisions of paragraphs 8.A and 8.B and agrees that the restrictions set forth in such paragraphs including, but not limited to, the time period of restriction, the geographical areas of restriction, and the scope of activity of restriction are fair and reasonable and are reasonably required for the protection of the interests of the Company, and that the Company has legitimate





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business interests deserving to be protected.  Notwithstanding the foregoing, in the event that any of the provisions of paragraphs 8.A or 8.B shall be held to be invalid or unenforceable, the remaining provisions thereof, together with any modification thereof made by a court of competent jurisdiction, shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. Without limiting the foregoing, in the event that any provision of paragraph 8.A or 8.B relating to time period or area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or area such court deems reasonable and enforceable, said time period or area of restriction shall be deemed to become and thereafter be the maximum time period or area which such court deems reasonable and enforceable.

         9.      Information and Inventions.

                 A. Confidential Information. Executive agrees that he will not, except as permitted by the Company in writing, in any manner, at any time during the Term of Employment or thereafter, directly or indirectly, whether to the detriment of the Company or the benefit of Executive or any third party or otherwise, disclose or use any confidential information except in the good faith performance of his duties under this Agreement. In addition, Executive agrees that he will not create any derivative work or other product based upon or resulting from any confidential information except in the good faith performance of his duties under this Agreement. Executive further agrees that during the Restricted Period, he will not undertake any owner, consultant or employment role competitive or in conflict with any interest of the Company wherein the complete unhampered fulfillment of the duties of that employment would inherently or inevitably cause him to reveal, to base judgments upon or to use any such Company confidential information or trade secrets. As used in this Agreement, the term "confidential information" means any and all information disclosed to Executive or known by or acquired by Executive as a consequence of or through his employment by an employer or which was acquired during his employment with an employer which is not known to the general public or in the industry in which the Company is engaged, about the Company's products, customers, processes, financial condition, computer programs, formulas, patents, techniques, improvements or know-how and services, and including, without limitation, information relating to research, development, inventions, manufacturing, merchandising and selling. Executive shall employ all necessary safeguards and precautions in order to ensure that unauthorized access to the Confidential Information is not afforded to any person, firm, corporation or entity. Upon any expiration or termination of this Agreement, upon Executive's termination of employment, or if the Board so requests at any time, Executive shall promptly return to the Company all Confidential Information in Executive's possession, whether in writing, on computer disks or other media, without retaining any copies, extracts or other reproductions thereof.

                 B. Inventions. Executive agrees to disclose promptly, completely and in writing to the Company and thereafter to assign and to bind his heirs, executors and administrators to assign to the Company or its designee, successor, assignee or legal representative, any and all inventions, processes, diagrams, methods, apparatuses or improvements (all of which are hereinafter collectively called "Inventions") whatsoever, discovered, conceived or developed, either individually or jointly with others, during the course of Executive's employment with the Company (including all Inventions





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based wholly or in part upon ideas conceived during Executive's employment with the Company), or using the Company's time, data, facilities and/or materials, provided the subject matter is one within a field of interest of Company. Executive's obligations under this Section apply without regard to whether the idea for such Invention or solution to a problem occurs to Executive on the job, at home or elsewhere. Executive further agrees that such Inventions are the sole property of the Company, whether or not any patent application is ever filed therefor. Executive agrees that he will cooperate fully in assisting the Company in filing any patent, copyright or associated trademark application with regard to any such Invention, if the Company elects to file such application, including signing written assignments of the Executive's rights to such Inventions.

         10. Injunctive Relief. Executive acknowledges and agrees that the Company will be irreparably harmed and will have no adequate remedy at law if Executive breaches or threatens to breach any of the provisions of paragraph 8 or paragraph 9 of this Agreement. Executive agrees that the Company shall be entitled to injunctive and other equitable relief to prevent any breach or threatened breach of paragraph 8 or paragraph 9. Executive agrees that the Company shall also be entitled to specific performance of each of the terms of such paragraphs in addition to any other legal or equitable remedies that the Company may have. Executive further agrees that, in any equity proceeding relating to the enforcement of the terms of paragraph 8 or paragraph 9, he shall waive and he agrees not to raise the defense that the Company has an adequate remedy at law.

         11. Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by facsimile transmission to the respective parties at the following addresses (or at such other address as either party shall have previously furnished to the other in accordance with the terms of this Section 11):

                 if to the Company:

                 TETRA Technologies, Inc.
                 c/o Chairman of the Board of Directors
                 25025 I-45 North
                 6th Floor
                 The Woodlands, Texas 77380

                 if to the Executive:

                 Allen T. McInnes
                 650 Shartle Circle
                 Houston, Texas 77024

         12. Assistance with Litigation. For a period of two years after the end of the last period for which Executive shall have received any compensation under this Agreement and for as long





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thereafter as any litigation instituted within such period continues, Executive shall furnish such information and proper assistance as may be reasonably necessary in connection with any litigation in which the Company is then or may become involved. The Company agrees to reimburse Executive for all expenses reasonably incurred in furnishing such assistance.

         13.     Income Tax Withholding and Other Tax Considerations.

                 A.       Withholding.     The Company may withhold from any
compensation or benefits payable under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation or ruling.

                 B. Certain Other Payments. If the Executive is liable for the payment of any excise tax (the "Basic Excise Tax") because of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor or similar provision, with respect to any payments or benefits received or to be received from the Company or any successor to the Company, whether provided under this Agreement or otherwise, the Company shall pay the Executive an amount (the "Special Reimbursement") which, after payment by the Executive (or on the Executive's behalf) of any federal, state and local taxes, including, without limitation, any further excise tax under such Section 4999 of the Code, on, with respect to or resulting from the Special Reimbursement, equals the net amount of the Basic Excise Tax.

         14. Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder; provided, that no such action shall diminish Executive's rights. Upon such a consolidation, merger, or transfer of assets in assumption of the Company, the term the "Company" as used herein, shall mean such other corporation, respectively.

         15.     General Provisions.

                 A. Assignability; Attachment and Effect. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, or his legal representatives without the prior written consent of the Company. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect such action shall be null, void and of no effect. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

                 B.       Waiver, Severability and Amendment of Agreement.
This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party





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charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
Unless otherwise provided, if this Agreement or any portion thereof conflicts with any law or regulation governing the activities of the Company, the Agreement or appropriate portion thereof shall be deemed invalid and of no force or effect.

                 C. Submission to Arbitration. Any controversy or claim arising out of or relating to this contract or its alleged breach or any matters arising, either directly or indirectly, out of Executive's employment relationship with the Company shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and any judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within 30 days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Commercial Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. Demand for arbitration must be made within one year after the accrual of the claim on which the demand is based. If the claiming party fails to demand arbitration within one year, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation.

                 D. Headings; Governing Law. The headings of paragraphs herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.





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                 IN WITNESS THEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Executive has signed this Agreement, all as of the day first above written.

                                         TETRA Technologies, Inc.



                                         By:      [J. Taft Symonds, Chairman]
                                            -----------------------------------



                                                  [Allen T. McInnes]
                                          -------------------------------------
                                           Allen T. McInnes, Executive





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